SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2010

SINO PAYMENTS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-147493	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Unit T25, GF Bangkok Bank Building 18 Bonham Strand West Sheung Wan, Hong Kong
(Address of principal executive offices)
Office: 1.877.205.6270 x 801
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 11, 2010, the Registrant issued a press release announcing that it has signed a Letter of Intent with an existing partner, Tap Group, whereby the parties have agreed to form a joint venture company in Hong Kong that will provide regional retailers throughout Asia with card processing services.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Information and Regulation FD Disclosure

On September 24, 2010, the Company signed a Letter of Intent (the "LOI") with Tap Group to form a joint venture company in Hong Kong (the "Joint Venture") for the purpose of both companies jointly providing card processing services to international retail clients.  Per the LOI, the Company will issue 1,000,000 shares of its common stock to the Tap Group in exchange for 51% ownership in the Joint Venture.  Tap Group will own the remaining 49% of the Joint Venture.

The above description of the LOI is qualified in its entirety by reference to its full text.  The joint venture transaction is subject to the execution of definitive agreements, satisfactory completion of due diligence, and other customary closing conditions.  A copy of the LOI is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated October 11, 2010.
99.2	—	Letter of Intent dated September 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   October 11, 2010

SINO PAYMENTS, INC.

By: /s/: Matthew Mecke

Matthew Mecke

CEO